PROXY

AeroCentury Corp.                                                                                                                                  This Proxy is Solicited on Behalf of the Board of Directors.
1440 Chapin Avenue, Suite 310, Burlingame, California 94010

The undersigned hereby appoints Toni M. Perazzo and Christopher B. Tigno, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. (the “Company”) held of record by the undersigned on March 11, 2013, at the 2013 Annual Meeting of Stockholders of the Company to be held on May 9, 2013, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS	FOR the nominees listed below	WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for the nominees listed below
(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below) Neal D. Crispin Evan M. Wallach
2.	PROPOSAL TO APPROVE, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	PROPOSAL TO RECOMMEND, by non-binding vote, as the frequency of future advisory votes on executive compensation.

       1 YEAR  ☐     2 YEARS ☐        3 YEARS  ☐      ABSTAIN  ☐
4.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP as independent auditors for the Company for the fiscal year ending December 31, 2013.

FOR  ☐     AGAINST ☐      ABSTAIN  ☐
5.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, 2 AND 4 AND A VOTE FOR “1 YEAR” FOR PROPOSAL NO. 3 PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR”  PROPOSALS NO. 2 AND 4 AND A VOTE FOR “1 YEAR” FOR PROPOSAL NO. 3.

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
  Change of Address (if applicable):

    SIGNATURE(S) (below)

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(Second Signature, if held jointly)